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                            JOINT FILING AGREEMENT
                            ----------------------

          This will confirm the agreement by and among all the undersigned that the Schedule 13D, and any amendments thereto with respect to the beneficial ownership by the undersigned of shares of Chrysler Corporation, is being filed by Tracinda Corporation on behalf of each of the undersigned. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated:  June 26, 1995

                                    By:/s/ Lee A. Iacocca
                                       ----------------------
                                       Name:  Lee A. Iacocca

                                    By:/s/ Alfred Boyer
                                       --------------------
                                       Name:  Alfred Boyer


                                    TRACINDA CORPORATION


                                    By:  /s/ Anthony L. Mandekic
                                         ---------------------------
                                         Name:  Anthony L. Mandekic
                                         Title:  Secretary/Treasurer